UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2005 (May 6, 2005)

THERAGENICS CORPORATION®
(Exact name of Registrant as specified in its charter)

Delaware	000-15443	58-1528626
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5203 Bristol Industrial Way
Buford, Georgia 30518
(Address of principal executive offices / Zip Code)

(770) 271-0233
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Agreements Entered into in Connection with CP Medical Acquisition

On May 6, 2005, as a result of the acquisition of CP Medical Corporation, an Oregon corporation (“CP Medical”) by Theragenics Corporation®, a Delaware corporation (the “Company”), described in Item 2.01 below, CP Medical became a wholly-owned subsidiary of the Company. In connection with the acquisition, CP Medical entered into an employment agreement (the “Employment Agreement”) with Patrick J. Ferguson (the “Employee”). Mr. Ferguson may be deemed to be an executive officer of the Company by virtue of his role as President of CP Medical. The execution of the Employment Agreement was contingent upon consummation of the acquisition of CP Medical by the Company pursuant to the Stock Purchase Agreement dated as of April 26, 2005 by and among the Company, Patrick J. Ferguson, Cynthia L. Ferguson and CP Medical (the “Stock Purchase Agreement”).

The Employment Agreement provides for the Employee to continue to serve as President of CP Medical until May 6, 2008, with automatic extensions for successive additional one-year terms unless either party gives prior notice of termination ninety (90) days before the anniversary of the execution date. The Employee’s base salary is set at $200,000 per year (the “Base Salary”) and the Employee became eligible to participate in the Company’s short-term and long-term incentive compensation programs. The Employment Agreement also contains customary non-competition, non-solicitation and confidentiality provisions.

The Employment Agreement may be immediately terminated upon the occurrence of any of the following events (capitalized terms as defined in the Employment Agreement):

•	CP Medical and the Employee reach a mutual agreement in writing as to termination;
•	by the Employee with Good Reason;
•	by the Employee without Good Reason upon not less than thirty (30) days prior written notice to CP Medical;
•	by CP Medical without Cause;
•	by CP Medical for Cause; and
•	by CP Medical or the Employee due to the Disability of the Employee.

If the Employee is terminated for Cause, the Employee will not be entitled to any compensation or other benefits of employment from and after the effective date of the termination. If termination is by CP Medical without Cause or by the employee for Good Reason, he will be entitled to salary continuation for two (2) years; provided, however, if such termination is within ninety (90) days preceding or within one year following a Change in Control (as defined in the Employment Agreement), the Employee will be entitled to salary continuation for two (2) years (or if less, the maximum amount that can be paid without causing a parachute payment under the Internal Revenue Code).

The above description of the Employment Agreement is a summary of the material terms of the Employment Agreement and does not purport to be complete. The description is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Compensation Committee of the Board of Directors of the Company recommended, and the Board of Directors approved, the Incentive Compensation for the Employee, as set forth below.

Short-Term Incentive Compensation Award for 2005:

The Employee will have a cash bonus opportunity based on both financial and individual performance in 2005. His targeted short-term incentive opportunity is 35% of his base salary actually paid in 2005 after the closing date of the purchase of CP Medical by the Company, with a minimum opportunity of 0% and a maximum opportunity of 70% of base salary actually paid in 2005. Sixty percent (60%) of the target bonus opportunity is tied to CP Medical performance against target revenue and net profit before tax of CP Medical. Forty percent (40%) of the target bonus opportunity is tied to the Employee’s individual performance objectives and achievement of strategic objectives established for CP Medical, which have been determined by the Chief Executive Officer of the Company, and reviewed by the Compensation Committee and the Board of Directors.

Long-Term Incentive Compensation Award for 2005:

The Compensation Committee of the Board of Directors of the Company recommended, and the Board of Directors approved, an award of 5,000 performance restricted stock rights to the Employee. The number of shares of common stock actually issued to the Employee will be determined based on the Company’s common stock price appreciation plus dividends paid (total stockholder return) relative to an industry peer group (as determined by the Board of Directors) over a performance cycle beginning January 1, 2004 and ending December 31, 2006:

Theragenics Total Stockholder Return Peer Percentile Ranking	Number of Shares of Common Stock to be Issued for Each Performance Right
> 85th ≥ 75th to < 85th ≥ 50th to < 75th < 30th to < 50th	2.0 1.5* 1.0* 0.30*

* The Employee will receive a number of shares as shown in the chart above plus a number of shares of common stock for each performance restricted stock right determined by interpolation for the total stockholder return peer percentile ranking that falls between 30th and 50th, 50th and 75th, or 75th and 85th.

If the Employee ceases to perform services as an employee of the Company or an affiliate of the Company before December 31, 2006 due to death, Disability (as defined in the Employment Agreement), retirement upon or after reaching age 65, or termination of employment by the Company or an affiliate of the Company without “Cause” (as defined in the Employment Agreement), the Employee would be entitled to a prorated portion of the shares of common stock determined pursuant to the preceding schedule. If the Employee’s employment is terminated for any other reason before December 31, 2006, the performance restricted stock rights will be forfeited. If a Change in Control occurs before December 31, 2006, one share of common stock will be issuable as of the date of a Change of Control for each performance restricted stock right if the Employee is still employed by the Company or an affiliate of the Company on the date of the Change in Control and the performance restricted stock rights will terminate.

Registration Rights Agreement

The Company also entered into a registration rights agreement dated as of May 6, 2005 (the “Registration Rights Agreement”) with the sellers of CP Medical (the “Sellers”) for the purpose of registering the shares of the Company’s common stock issued to the Sellers. Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to file a Registration Statement on Form S-3 with the Securities and Exchange Commission no later than August 15, 2005 registering the resale of the shares issued to the Sellers, and to keep such Registration Statement effective for a period equal to (i) five years from the initial date that the Securities and Exchange Commission declares such Registration Statement effective, or (ii) such shorter period which shall terminate when all of the registrable securities have been sold or are eligible for resale without restriction under Rule 144 of the Securities Act of 1933, as amended. The Company has agreed to pay all expenses associated with the registration of the Company’s common stock owned by the Sellers, except for the filing fees which are the responsibility of the Sellers. Sales of substantial additional amounts of the Company’s common stock in the public market, or the perception that such sales may occur, could adversely affect the prevailing market of the Company’s common stock.

The above description of the Registration Rights Agreement is a summary of the material terms of the Registration Rights Agreement and does not purport to be complete. The description is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Director Compensation

On May 10, 2005, the Compensation Committee of the Board of Directors of the Company recommended, and the Board of Directors approved, changing the form of the equity component of Director compensation to shares of restricted stock rather than restricted stock rights. The number of shares subject to the annual award was not changed. In lieu of the restricted stock units for non-officer Directors as approved by the Board of Directors in its meeting of February 8, 2005, each non-officer Director shall receive an annual restricted stock grant as of the effective date of the annual meeting of the Company, for the lesser of 5,000 shares of common stock of the Company or a number of shares of the Company’s common stock calculated by dividing $50,000 by the closing trading price of one share of Company common stock on the last business day preceding the date of the annual meeting, subject to three year ratable vesting (one-third per year of service from the date of grant).  Vesting is accelerated upon the death of the Director, disability of the Director, change in control of the Company, or subject to the Board of Directors’ discretion at the time of the event, the resignation of the Director with the consent of the Board of Directors.

The Compensation Committee also recommended, and the Board of Directors approved, the form of restricted stock agreement for director awards (“Restricted Stock Agreement”). The above description of the Restricted Stock Agreement is a summary of the material terms and does not purport to be a complete description of all terms.

ITEM 2.01.    Completion of Acquisition or Disposition of Assets.

On May 6, 2005, the Company purchased all of the issued and outstanding shares of capital stock of CP Medical from Patrick J. Ferguson and Cynthia L. Ferguson (the “Acquisition”), pursuant to the terms and conditions of the Stock Purchase Agreement, dated as of April 26, 2005, under which the Company paid $19,032,353 in cash at closing and issued 1,885,370 shares of the Company’s common stock, which shares were valued at approximately $6,250,000 based on the average trading price over a 20-day period from March 28, 2005 through April 22, 2005.

At the closing, 904,977 shares of the Company’s common stock issued to the Sellers were placed in escrow for the purpose of compensating the Company in the event the Sellers must indemnify the Company pursuant to the terms of the Stock Purchase Agreement. In addition, the Company has agreed to make additional payments in cash to the Sellers in the event that some portion of the gain from the sale is taxable at ordinary income (instead of capital gain) tax rates. The stock portion of the purchase price is subject to adjustment based on the difference between the working capital of CP Medical on the closing and CP Medical’s working capital as of December 31, 2004. The Company estimates the final purchase price to be approximately $25,400,000.

CP Medical will maintain its operational headquarters at 803 NE 25th Avenue, Portland OR 97232 and will operate as a wholly-owned subsidiary of the Company, and the Company will continue to be based in Buford, Georgia. Patrick J. Ferguson will continue to serve as President of CP Medical.

ITEM 9.01.     Financial Statements and Exhibits.

(a)    Financial statements of business acquired.

Not required pursuant to Rule 3-05 of Regulation S-X (17 CFR 210.3-05).

(b)    Pro forma financial information.

Not required pursuant to Article 11 of Regulation S-X (17 CFR 210).

(c)    Exhibits

Exhibit No.	Document

10.1	Employment Agreement between CP Medical Corporation and Patrick J. Ferguson, dated as of May 6, 2005.

10.2	Registration Rights Agreement by and among Theragenics Corporation®, Patrick J. Ferguson and Cynthia L. Ferguson, dated as of May 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THERAGENICS CORPORATION® (Registrant)

Dated: May 12, 2005	By:	/s/ M. Christine Jacobs
M. Christine Jacobs Chief Executive Officer

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